Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I,  Edileen Salicrup, the acting chief financial officer of ClearComm, L.P., certify that (i) the June 30, 2005 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the June 30, 2004 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of ClearComm, L.P.

/s/ Edileen Salicrup
Edileen Salicrup
Acting Chief Financial Officer
August 23, 2005